JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW
                 12 FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                        TEL 716.856.0600 FAX 716.856.0432
                                                                     Exhibit 5.1


                                  June 12, 2006

EastGroup Properties, Inc.
One Jackson Place, Suite 300
188 East Capitol Street
Jackson, MS 39201-2195

          Re:  EastGroup Properties, Inc. (the "Company")
               Registration Statement on Form S-3

Ladies and Gentlemen:

     As your counsel we have examined the registration statement on Form S-3 (the "Registration Statement") relating to the registration of an unspecified number of shares of common stock, preferred stock and warrants of the Company (the "Securities").

     We have examined originals or copies certified to our satisfaction of the Company's Articles of Incorporation, as amended, Bylaws, as amended, resolutions of the Board of Directors, and such other Company records, instruments, certificates and documents as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

     We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities. In our opinion the Securities to be issued by the Company will be, when issued and paid for pursuant to the Registration Statement and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied upon the opinion of the law firm of DLA Piper Rudnick Gray Cary US LLP dated June 9, 2006 and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                Very truly yours,
                                /s/ Jaeckle Fleischmann & Mugel, LLP